                                                                  EXHIBIT 10.8.1

                         SATCOM INTERNATIONAL GROUP PLC
                             CONTRIBUTION AGREEMENT

This Agreement is made and entered into as of February 17, 2004, by and between ORBCOMM Inc., a Delaware corporation (the "Company"), Satcom International Group plc, a public limited company organized under the laws of England and Wales ("Satcom"), Don Franco ("DF"), Nancy Franco ("NF" and, together with DF, "Franco"), Jerome B. Eisenberg ("Eisenberg"), and Europa Holdings Limited ("Europa" and, together with Franco and Eisenberg, the "Contributors").

                                    RECITALS

            WHEREAS, the Contributors own the securities and instruments issued by Satcom and have the claims against Satcom set forth on Schedule 3.03 and 3.04;

            WHEREAS, pursuant to the Stock Purchase Agreement (as defined herein), it is a condition to the financing of the Company that the Contributors transfer their interests in Satcom to the Company;

In consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

"Agreement" - this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

"Encumbrance" - any mortgage, charge, claim, condition, equitable interest, lien, option, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Excluded Satcom Interests" - 1,000 Ordinary Shares owned by DF and 1,000 Ordinary Shares owned by Europa.

"Governmental Entity" - any: (i) federal, state, local, foreign or international government; (ii) court, arbitral or other tribunal or governmental or quasi-governmental authority of any nature (including any governmental agency, political subdivisions, instrumentalities, branch, department, official, or entity); or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature pertaining to government.

"Laws" - means all laws, principles of common law, statutes, constitutions, treaties, rules, regulations, ordinances, codes, rulings, Orders and determinations of all Governmental Entities.

"Order" - any award, decision, stipulation, injunction, judgment, order, ruling, subpoena, writ, decree or verdict entered, issued, made or rendered by any Governmental Entity.

"Ordinary Shares" - means the ordinary shares of Satcom, nominal value (pound)1.00 per share.

"Person" - any individual, sole proprietorship, firm, corporation (including any non-profit corporation and public benefit corporation), general or limited partnership, limited liability partnership, joint venture, limited liability company, estate, trust, association, organization, labor union, institution, entity or Governmental Entity, including any successor (by merger or otherwise) of such entity.

"Preferred Shares" - the Series A Convertible Redeemable Preferred Stock of the Company.

"Satcom Convertible Notes" - means the outstanding convertible notes, plus accrued interest thereon, of Satcom as set forth on Schedule 3.03.

"Satcom Demand Notes" - means the outstanding demand notes, plus accrued interest thereon, of Satcom as set forth on Schedule 3.03.

"Satcom Interests" - means, for each Contributor, the Ordinary Shares, Satcom Convertible Notes and Satcom Demand Notes owned by or the Satcom Obligations owed to such Contributor as set forth on Schedules 3.03 and 3.04, other than the Excluded Satcom Interests, and, in the case of Eisenberg, no less than 85% of the Ordinary Shares owned by Europa Holdings Limited.

"Satcom Obligations" - means the obligations of Satcom for unpaid compensation and certain other payables set forth on Schedule 3.04.

"Stock Purchase Agreement" - means the Stock Purchase Agreement, dated February 17, 2004 entered into among the Company, ORBCOMM LLC, and the investors listed therein.

"to the knowledge" - means, with regard to a Person that is an entity, the actual knowledge of the executive officers of such Person after reasonable inquiry or, with regard to an individual, the actual knowledge of such individual, after reasonably inquiry.

                                   ARTICLE II

                            CONTRIBUTION AND CLOSING

            2.01 Contribution of Membership Interests. Upon the Closing (as defined below), subject to the terms and provisions of this Agreement, the Contributors shall each contribute and assign all of their right, title and interest in and to their respective Satcom Interests to the Company, except for the Excluded Satcom Interests. In exchange for such contribution, at the Closing, the Company will issue and deliver to the Contributors the number of Preferred Shares set forth opposite such Contributor's name on Schedule 2.01 (which Preferred Shares shall equal an aggregate of 620,000 Preferred Shares).

            2.02 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement (the "Transaction") will take place at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York City, on the earlier of (i) one hundred eighty (180) days from the date this Agreement was signed by the Company or (ii) the satisfaction of the conditions set forth in
Article 5 hereof, or such other date as the parties may agree. Notwithstanding the foregoing, if the conditions set forth in Article V hereof have not been satisfied within one hundred eighty (180) days from the date of this Agreement, the Company may elect, in its sole discretion, to reduce the number of Ordinary Shares being purchased from the Contributors as deemed appropriate by the Company; provided, however, that any such reduction shall not affect the consideration payable hereunder. The Company may, in its sole discretion, extend such period to two hundred seventy (270) days after the date of this Agreement by providing written notices to Satcom and the Contributors

            2.03 Deliveries. (a) At the Closing, the Contributors shall deliver to the Company:

            (i) original versions of the share certificates representing the Ordinary Shares owned by the Contributors and original versions of the Satcom Convertible Notes and Satcom Demand Notes owned by the Contributors (other than the Excluded Satcom Interests);

            (ii) duly executed transfer forms for the Ordinary Shares (other than the Excluded Satcom Interests) owned by the Contributors in favor of the Company (or as the Company may direct), together with any power of attorney under which any transfer is executed on behalf of a Contributor;

            (iii) such waivers or consents as the Company may reasonably require to be signed by the Contributors to enable the Company or its nominee to be registered as a holder of the Ordinary Shares owned by the Contributors; and

            (iv) duly executed forms of assignment of the Satcom Convertible Notes owned by the

Contributors and the Satcom Demand Notes owned by the Contributors which comprise the Satcom Interests in such form as the Company shall reasonably require.

      (b) Upon signing this Agreement, the Contributors shall cause Chadbourne & Parke, a multinational partnership, special counsel to Satcom, to deliver a legal opinion to the Company as to certain matters in form and content satisfactory to the Company and its counsel.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

Each of Satcom and the Contributors hereby jointly and severally represent and warrant to the Company as follows:

            3.01 Organization and Good Standing. Satcom is a public limited company, duly formed, validly existing and in good standing under the laws of England and Wales and has all requisite power and authority (corporate or otherwise) to conduct its business in the manner in which it is presently being conducted.

            3.02 Organization Documents. Attached as Exhibit A is a true and complete copy of the Articles of Association and Memorandum of Association of Satcom, each as amended to the date hereof and as currently in effect. Other than the documents attached hereto as Exhibit A, there are no other documents governing the organization or operation of Satcom.

            3.03 Capitalization. (a) The authorized capital stock of Satcom consists of 70,120 ordinary shares, nominal value of (pound)1.00 per share (the "Ordinary Shares"), of which 70,120 Ordinary Shares are issued and outstanding as of the date hereof. Except for the Satcom Convertible Notes set forth on
Schedule 3.03, there are no bonds, debentures, notes or other indebtedness of Satcom convertible into, or exchangeable for, securities having the right to vote on any matters on which any shareholders of Satcom may vote. Except for the Satcom Convertible Notes set forth on Schedule 3.03, the Satcom Demand Notes set forth on Schedule 3.03, the Satcom Obligations set forth on Schedule 3.04 and Satcom's obligations as set forth on the Latest Balance Sheet (as defined below), Satcom has no material liabilities or obligations. Except as set forth above, there are no securities, options, warrants, calls, rights or other contracts, including, without limitation, stock appreciation rights, "phantom" stock or similar plans or rights, obligating Satcom to issue, deliver or sell, or cause to be issued, delivered or sold, additional Ordinary Shares or other securities of Satcom. There are no rights or contracts (i) to repurchase, redeem or otherwise acquire any Ordinary Shares or other securities of Satcom, (ii) requiring Satcom to vote or to dispose of any Ordinary Shares or (iii) other than the Satcom Convertible Notes, providing any person or entity the right to acquire any Ordinary Shares or other securities of Satcom either from Satcom or any other person or entity, including, without limitation, pursuant to a right of first refusal.

            3.04 Ownership of Interests.

            (a) Each of the Contributors is the record and beneficial owner of the Ordinary Shares, Satcom Convertible Notes and Satcom Demand Notes set forth opposite their names on Schedule 3.03, free and clear of all liens and encumbrances. Franco and Eisenberg are owed the Satcom Obligations as set forth on Schedule 3.04. Each of the Contributors further represents and warrants to the Company that the securities and obligations set forth opposite his, her or its name on Schedule 3.03 and 3.04 constitute all of his, her or its holdings of debt or equity securities or other obligations of Satcom. Each of the Contributors further represents and warrants to the Company that the securities and obligations set forth opposite the Contributors' names on Schedule 3.03 in the aggregate constitute a majority of the outstanding voting securities of Satcom and a majority of the outstanding debt of Satcom as of the date hereof.

            (b) The sale and delivery of the Satcom Interests to the Company pursuant to Article II hereof will vest in the Company all right, title and interest in and to such Satcom Interests, free and clear of all Encumbrances (other than Encumbrances created or suffered by the Company).

            (c) The execution, delivery and performance of this Agreement by each of Satcom and the Contributors will not, with or without the giving of notice or lapse of time or both, (i) violate, conflict with or result in a breach of any provision of the organizational documents of Satcom; (ii) require any permit or consent of any Governmental Entity; (iii) violate or conflict with any Law or Order applicable to Satcom or the Contributors; or (iv) violate, conflict with or result in a default under any of the terms, conditions or provisions of any agreement to which Satcom or any of the Contributors is a party or by which the Satcom Interests are bound.

            3.05 Due Authorization; Enforceability. Each of Satcom and the Contributors has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the Transaction. The execution, delivery and performance of this Agreement, and the consummation of the Transaction by the Contributors have been duly authorized by all necessary or appropriate action (corporate or otherwise) and no additional proceedings (corporate or otherwise) are necessary to authorize this Agreement or to consummate the Transaction.

            3.06 Financial Statements. (a) The Contributors have delivered to the Company true and correct copies of (i) a balance sheet of Satcom as of December 31, in each of the years 2001 and 2002, together with statements of profit and loss and cash flow, including, in each case, the notes thereto and the reports of PJW Accounting Limited, registered accountants, and (ii) an unaudited balance sheet of Satcom as of December 31, 2003 (the "Latest Balance Sheet"), together with a statement of profit and loss (collectively, the "Financial Statements").

            (b) The Financial Statements were prepared from and in accordance with the books and records of Satcom in accordance with generally accepted accounting principals in England ("GAAP") consistently applied (except as indicated in the notes thereto and with respect to the unaudited financial statement for the omission of notes and a statement of cash flows), are true and correct and fairly present the financial condition, results of operations and cash flow of Satcom as of and for the periods indicated or as of the respective dates set forth therein, subject, in the case of unaudited financial statements, to normal and recurring year-end adjustments, the effect of which will not, individually or in the aggregate, be materially adverse to the Company.

            (c) As of the date of this Agreement, the Satcom did not have any liabilities of a nature required by GAAP to be reflected or reserved for in a balance sheet that were not reflected or reserved for in the Latest Balance Sheet except (i) for liabilities incurred in the ordinary course of business consistent with past practice since the date of the Latest Balance Sheet or (ii) as do not exceed individually or in the aggregate, $250,000.

            3.07 Material Contracts. Schedule 3.07 hereto lists all material agreements, contracts and commitments to which Satcom is a party or its assets bound (the "Material Contracts"). To the knowledge of Satcom and the Contributors, each Material Contract is in full force and effect and no default or breach by Satcom has occurred and is continuing (or to the knowledge of Satcom and the Contributors is alleged to have occurred and be continuing) under any such Material Contract, except, in each case, as would not have a material adverse effect on the Company and Satcom, taken as a whole, following the Closing.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

            4.01 Conduct of Business. Prior to the Closing, the Contributors shall cause the business of Satcom be conducted, and Satcom agrees to conduct its business, solely in the ordinary course of business consistent with past practice and shall not take any action or cause Satcom to take any action which could reasonably be expected to have a material effect on the financial condition, results of operations or assets of Satcom (unless such action is taken with the prior written approval of the Company).

            4.02 Cooperation. Satcom and each of the Contributors will cooperate with the Company and use all commercially reasonable efforts to take all actions and do all things necessary or advisable under this Agreement and Applicable Laws or reasonably requested by the Company to satisfy the Closing Conditions (as defined below).

            4.03 Satcom Approvals. Prior to the Closing, the Contributors shall procure a resolution of the board of directors of Satcom approving the registration of the transfer of the Ordinary Shares owned by the Contributors to the Company, subject only to such Ordinary Shares being duly stamped by or on behalf of the Company;

            4.04 Stamp Taxes. The Company shall pay all stamp and other transfer taxes payable in connection with the transfer of the Satcom Interests hereunder.

            4.05 Conversion of Notes; Scheme. Upon the signing of this Agreement, Satcom, DF and Eisenberg agree to use their commercially reasonable best efforts to cause, within 180 days following the date of this Agreement, the conversion of all existing debt of Satcom into Ordinary Shares, first through a negotiated conversion with the holders of such existing debt and, failing that, through a scheme of arrangement or compromise in accordance with Section 5.1(a)(i) and/or 5.01(a)(ii) hereof. DF and Eisenberg will provide the Company with such information as it may request from time to time regarding their efforts to cause the conversion of existing debt of Satcom into equity interests of Satcom.

                                    ARTICLE V

                               CLOSING CONDITIONS

            5.01 Subject to Article II, the Closing shall occur upon the satisfaction of the conditions set forth in this Section 5.01 (such conditions the "Closing Conditions").

            (a) Either the condition set forth in Section 5.1(a)(i) or the condition set forth in Section 5.01(a)(ii) shall have occurred:

                  (i) Satcom and the holders of at least 95% of the outstanding aggregate principal amount, plus accrued and unpaid interest, of the Satcom Convertible Notes, Satcom Demand Notes and Satcom Obligations shall have entered into a definitive agreement for the conversion of such Satcom Convertible Notes, Satcom Demand Notes and Satcom Obligations solely into Ordinary Shares; or

                  (ii) A Scheme of arrangement or compromise (a "SCHEME") whether under the Companies Act 1985, the Insolvency Act 1986 or otherwise, shall have effect as regards those of the holders of the Satcom Convertible Notes, Satcom Demand Notes and Satcom Obligations that the Company, acting on the advice of English legal counsel reasonably acceptable to the Company, determines, can and should properly be, included in such a Scheme providing by whatever means the Company considers to be (and the Court agrees is ) appropriate, for the conversion of all or some of such Satcom Convertible Notes, Satcom Demand Notes and Satcom Obligations into ordinary shares in the Company of such class or classes and such denomination or denominations as the Company shall determine and whether or not such Scheme is combined with other procedures under the Companies Act 1985, such as a reduction of capital to eliminate losses.

            (b) The Company shall have received from Satcom's legal counsel an opinion dated the date of the Closing substantially in the form of Exhibit B attached hereto.

            (c) The Company shall have received a certificate signed by the President of Satcom, DF and Eisenberg certifying that the representations and warranties of Satcom and the Contributors set forth in Sections 3.01, 3.02, 3.03 and 3.04 hereof shall be true and correct as of the date of the Closing.

            (d) The Company shall received the deliveries identified in Satcom 2.03(a)(i) through (iv), fully executed by all necessary parties.

            (e) The Company shall have received a resolution of the board of directors of Satcom approving the registration of the transfer of the Ordinary Shares owned by the Contributors (other than the Excluded Satcom Interests) to the Company, subject only to such Ordinary Shares being duly stamped by or on behalf of the Company.

                                   ARTICLE VI

                                      TERM

            6.01 The term of this Agreement shall commence as of the date set forth in the first paragraph of this Agreement and continue until the earlier of
(a) the Closing, or (ii) March 1, 2005; provided that the provisions of Article VII shall survive termination of this Agreement.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

            7.01 Survival of Representations and Covenants. The representations, warranties and covenants of the Contributors will survive for a period of one
(1) year after the Closing. Except as set forth in Section 7.02, the liability of the Contributors for any breach hereunder shall be limited to recourse solely to the Preferred Shares received by the Contributor hereunder, any payments required under the Put Agreement, and any legal fees and expenses incurred by the Company is enforcing its rights and remedies hereunder.

            7.02 Offset. In the event of a breach by the Contributors of the representations, warranties or other provisions of this Agreement, the Company shall be entitled to offset against any distributions to be made with respect to the Preferred Shares transferred to the Contributors pursuant to the Agreement the amount of the Company's damages suffered as result of such breach by one or both of the Contributors of the representations, warranties or agreements set forth herein.

            7.03 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written or electronic confirmation of receipt),
(b) sent by facsimile (with written confirmation of receipt), provided, that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

            (a)   If the Company:

                  ORBCOMM Inc.
                  21700 Atlantic Blvd.
                  Dulles, VA 20166
                  Attention: Don Franco
                  Facsimile No.: 703-433-6400

                  with a copy to:

                  Chadbourne & Parke LLP
                  30 Rockefeller Plaza
                  New York, NY 10112
                  Attention: Alejandro San Miguel
                  Facsimile No.: 212-541-5369

            (b)   If to Satcom:

                  Satcom International Group Plc.
                  7 East Ridgewood Avenue
                  Paramus, NJ 07652
                  Attention:
                  Facsimile No.:  201-327-4318

            (c)   If to the Contributors:

                  to the addresses set forth on the signature pages.

            7.04 Governing Law. This Agreement will be construed in accordance with and governed by the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State without regard to conflicts of laws principles thereof.

            7.05 Entire Agreement and Modification. This Agreement constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter contained herein and therein and supersede all prior agreements between the parties.

            7.06 No Oral Modification. This Agreement may not be amended except by a written agreement executed by the parties hereto. Any attempted amendment in violation of this Section 7.05 will be void ab initio.

            7.07 Assignments, Successors, and No Third-Party Beneficiaries. No party may assign any of its rights under this Agreement without the prior written consent of the other parties to this Agreement; provided, however, that no assignment will limit or affect the assignor's obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement. Subject to the preceding sentence, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

            7.08 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            7.09 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which together will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

ORBCOMM Inc.                                 Satcom International Group plc

By: /s/ Don Franco                           By: /s/ Don Franco
    -----------------------------------          ------------------------------
    Name: Don Franco                             Name: Don Franco
    Title:  co-Chief Executive Officer           Title:

/s/ Jerome B. Eisenberg                      /s/ Don Franco
---------------------------------------      ----------------------------
Jerome B. Eisenberg                          Don Franco

Address:                                     Address:
346 Hillcrest Road                           12 Hickory Hill Road
Englewood, NJ 07631                          Saddle River, NJ 07458
Facsimile: 201-569-6363                      Facsimile: 201-327-4318

Europa Holdings Limited

                                             /s/ Nancy Franco
                                             ----------------------------
/s/ Jerome B. Eisenberg                      Nancy Franco
---------------------------------------
By: Jerome B. Eisenberg
Title:                                       Address:
                                             12 Hickory Hill Road
Address:                                     Saddle River, NJ 07458
                                             Facsimile: 201-327-4318

                                  Schedule 3.03

                                 Capitalization

Ordinary Shares:

     BENEFICIAL OWNER                                                           SHARES
---------------------------                                                    ---------
Europa Holdings                                                                34,400.00
Don Franco                                                                      5,100.00
Nancy Franco                                                                    5,950.00
Eurovest Holdings Ltd.                                                          7,716.50
AA&T Wireless Inc.                                                              4,760.00
Wireless T1, Inc.                                                               3,400.00
Columbus Wireless Ltd.                                                          2,550.00
John & Mary Franco                                                              3,783.50
William Custer                                                                    510.00
Paul Likens                                                                     1,190.00
Kenneth Rind                                                                      510.00
Winstar Communications Inc.                                                       250.00
                                                                               ---------
         Total:                                                                70,120.00
                                                                               ---------

Convertible Notes:

       BENEFICIAL OWNER                  PRINCIPAL AMOUNT       ACCRUED INTEREST(1)
------------------------------           ----------------       -------------------
Northwood Ventures LLC                    $ 1,700,000.00          $  1,703,343.51
Northwood Capital Partners LLC            $   300,000.00          $    300,590.05
Don Franco                                $ 1,000,000.00          $  1,060,062.78
Neil Ryan                                 $   100,000.00          $     80,881.23
David Wrubel                              $   100,000.00          $     94,422.96
Joel Miller                               $   100,000.00          $     94,422.96
Hal Wilson                                $    25,000.00          $     22,511.99
                                          --------------          ---------------
           Total:                         $ 3,325,000.00          $  3,356,235.48
                                          --------------          ---------------

Demand Notes:

   BENEFICIAL OWNER           PRINCIPAL AMOUNT        ACCRUED INTEREST(1)
---------------------         ----------------        -------------------
Don Franco                    $  5,250,800.00           $  3,553,072.29
Cindy Eisenberg Trust         $     34,941.44           $     46,960.44
Jerome Eisenberg              $     50,000.00           $     55,648.97
Elliot Epstein                $     75,000.00           $     82,629.71
Martin Honig                  $     20,000.00           $     21,178.94
Megavena                      $    101,000.00           $    112,981.08
D.B. Brooks Trust             $     50,000.00           $     55,023.97
Foreign Mortgage              $    100,000.00           $     97,547.95
                              ---------------           ---------------
           Total:             $  5,681,741.44           $  4,025,043.35
                              ---------------           ---------------

----------
(1) Accrued Interest as of December 31, 2003.

                                  Schedule 3.04

                               Satcom Obligations

Accrued Salary and Expenses:

   INDIVIDUAL                                    AMOUNT
------------------                             -----------
Don Franco                                     $657,619.00
Jerome Eisenberg                               $657,619.00
Walter Sonnenfeldt                             $602,398.88

Other Creditors:

                 CREDITOR                        AMOUNT
---------------------------------------      -------------
SES Orbcomm Middle East, Ltd.;               $5,900,000.00
CEC Bosphorus Communications, Inc.; and
Europa American Ltd.

                                  Schedule 3.07

                               Material Contracts

VARS

- Value Added Reseller Agreement, dated October 28, 2002, with Glomoco Ltd.

- Value Added Reseller Agreement, dated May 17, 2002, with Andronics Ltd.

SLA

- Service License Agreement, dated January 22, 2002, with ORBCOMM LLC for the Middle East and Central Asian Regions.

CR (where it is CR)

- Country Representative Agreement, dated January 22, 2002, with ORBCOMM Europe LLC for Turkey.

- Country Representative Agreement, dated January 22, 2002, with ORBCOMM Europe LLC for the United Kingdom.

- Country Representative Agreement, dated January 22, 2002, with ORBCOMM Europe LLC for the Switzerland.

- Country Representative Agreement, dated January 22, 2002, with ORBCOMM Europe LLC for the Republic of Ireland.

Promissory Note

- Promissory note payable to Satcom issued by ORBCOMM Europe LLC in the amount of 1,466,920 Euros.

Misc.

- Sale and Exchange Agreement, dated January 22, 2002, with ORBCOMM Europe LLC and OHB System A.G.

- Final Settlement and Release Agreement, dated May 17, 2002 with Andronic Ltd.

- Gateway Services Agreement, dated July 8, 2003, with ORBCOMM LLC and LeoSat.

CR (Where it is granting territory)

- Country Representative Agreement, dated July 8, 2003, with Eurasia Telnet Services LLP for Kazakhstan, Uzbekistan, Tajikistan, Turkmenistan and Kyrgyzstan.

                                    Exhibit A

              Articles of Association and Memorandum of Association

                                    Exhibit B

                              Form of Legal Opinion

1. Satcom is a public limited company, duly formed, validly existing and in good standing under the laws of England and Wales and has all requisite power and authority (corporate or otherwise) to conduct its business in the manner in which it is presently being conducted.

2. Attached as Exhibit A is a true and complete copy of the Articles of Association and Memorandum of Association of Satcom, each as amended to the date hereof and as currently in effect. Other than the documents attached hereto as Exhibit A, there are no other documents governing the organization or operation of Satcom.

3. Execution, delivery and performance of this Agreement (a) has been duly authorized by all necessary corporate actions of Satcom, (b) does not and will not violate any processor of Satcom's organizational documents, and (c) does not and will not violate any Law applicable to Satcom.

4. Upon delivery to the Company of original version of the share certificates representing the Ordinary Shares owned by the Contributors and duly executed transfer forms for such Ordinary Shares in favor of the Company, no further action will be necessary to register the transfer of such Ordinary Shares from the Contributors to the Company on the books of Satcom.

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